 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-281582
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 26, 2024)
Up to $75,000,000
Series A Common Stock
We have entered into a sales agreement (the Sales Agreement) with Leerink Partners LLC (Leerink Partners), dated August 14, 2025, relating to shares of our Series A common stock, $0.0001 par value per share (Series A common stock). In accordance with the terms of the Sales Agreement, pursuant to this prospectus supplement and the accompanying prospectus, from time to time we may offer and sell shares of our common stock having an aggregate gross sales price of up to $75,000,000 through Leerink Partners, acting as our sales agent.
Our Series A common stock trades on the Nasdaq Global Market under the symbol “SGMT.” On August 13, 2025, the last sale price of our Series A common stock reported on the Nasdaq Global Market was $9.58 per share.
Sales of our Series A common stock, if any, under this prospectus supplement may be made in sales deemed to be in negotiated transactions or transactions that are deemed “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the Securities Act). Leerink Partners is not required to sell any specific amount of our Series A common stock, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Leerink Partners and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Leerink Partners will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold by the sales agent under the sales agreement. In connection with the sale of Series A common stock on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Leerink Partners will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Leerink Partners against certain civil liabilities, including liabilities under the Securities Act.
We are an emerging growth company and a smaller reporting company as defined under federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.
INVESTING IN OUR SERIES A COMMON STOCK INVOLVES RISKS. BEFORE MAKING AN INVESTMENT DECISION, PLEASE READ THE RISKS DESCRIBED UNDER THE CAPTION “RISK FACTORS” BEGINNING ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Leerink Partners
The date of this prospectus supplement is August 14, 2025.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our Series A common stock and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which provides more general information about securities, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus relate to a Registration Statement on Form S-3 (File No. 333-281582) that we filed with the SEC using a shelf registration process.
You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Leerink Partners has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Leerink Partners is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We are offering to sell, and seeking offers to buy, shares of Series A common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of our Series A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our Series A common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy any securities in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
When we refer to “Sagimet,” “Sagimet Biosciences,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Sagimet Biosciences Inc. unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
This prospectus supplement contains or incorporates by reference documents that contain references to trademarks, service marks and trade names owned by us or other entities. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement are the property of their respective owners. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ® and ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to in the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus is a part.
Overview
We are a clinical-stage biopharmaceutical company developing novel therapeutics called fatty acid synthase (FASN) inhibitors that target dysfunctional metabolic and fibrotic pathways in diseases resulting from the overproduction of the fatty acid, palmitate. Our lead drug candidate, denifanstat, is an oral, once-daily pill and selective FASN inhibitor in development for the treatment of metabolic dysfunction-associated steatohepatitis (MASH), acne, and select forms of cancer.
Denifanstat has been studied in over 1,000 people to date in clinical trials of several disease indications. Denifanstat has achieved primary and secondary endpoints with statistical significance in our Phase 2b clinical trial in MASH and in a Phase 3 acne clinical trial conducted by our license partner.
In January 2024, we announced that denifanstat had met both primary endpoints and multiple secondary endpoints in the Phase 2b FASCINATE-2 clinical trial evaluating denifanstat in 168 biopsy-confirmed MASH patients with stage F2 or F3 fibrosis compared to placebo at week 52. The trial results were published in October 2024 in The Lancet Gastroenterology & Hepatology.
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Both primary endpoints were met:

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A ≥2-point reduction in NAS (NAFLD Activity Score) without worsening of fibrosis in both modified intention to treat (mITT) and intention to treat (ITT) populations (mITT population: denifanstat 52% vs. placebo 20%, p=0.0003; ITT population: denifanstat 38% vs. placebo 16%, p=0.0035), and

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MASH resolution without worsening of fibrosis with ≥2-point reduction in NAS (mITT population: denifanstat 36% vs. placebo 13%, p=0.0044; ITT population: denifanstat 26% vs. placebo 11%, p=0.0173).

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Multiple secondary endpoints were met, including:

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The 2 histology endpoints used by the U.S. Food and Drug Administration (FDA) for accelerated approval in Phase 3 programs; fibrosis improvement by ≥ 1 stage with no worsening of MASH (mITT population: denifanstat 41% vs. placebo 18%, p=0.0102) and MASH resolution with no worsening of fibrosis (mITT population: denifanstat 38% vs. placebo 16%, p=0.0043).

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MRI-derived proton density fat fraction (MRI-PDFF) response relative to placebo (mITT population: denifanstat 65% vs. placebo 21%, p<0.0001). MRI-PDFF responders are patients with ≥8% liver fat content at baseline who achieve a ≥30% relative reduction of liver fat at the end of treatment.

Denifanstat demonstrated anti-fibrotic activity, including in patients with advanced fibrosis, based on results in the F3 mITT population and qF4 patients (qF4 patients are AI-defined F4, based on the second harmonic generation (SGH) HistoIndex platform, which may encompass late stage F3 as well as F4 patients):
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Fibrosis improvement by ≥ 1 stage with no worsening of MASH (F3 mITT population: denifanstat 49% vs. placebo 13%, p=0.0032).

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Fibrosis improvement by ≥ 2 stages with no worsening of MASH (mITT population: denifanstat 20% vs. placebo 2%, p=0.0065; F3 mITT population: denifanstat 34% vs. placebo 4%, p=0.0065).

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A statistically significant difference in progression to cirrhosis (F4) (mITT population: denifanstat 5% vs. placebo 11%, p=0.0386).

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A statistically significant difference in fibrosis improvement by ≥ 1 stage with no worsening of MASH for patients on a stable background dose of a GLP-1 Receptor Agonist (mITT population: denifanstat 42% vs. placebo 0%, p=0.034).

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85% of qF4 patients decreased by 1 or 2 qFibrosis stages measured by AI-based pathology (SGH, HistoIndex).

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Statistically significant liver fibrosis regression in the portal and peri-portal regions (observed with AI-based digital pathology). Select fibrosis parameters in the peri-portal and portal regions are part of AI-based composite score that have been recently linked to major adverse liver outcomes (MALO) and mortality.

Other key results of the Phase 2b FASCINATE-2 clinical trial included:
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A statistically significant increase in polyunsaturated triglycerides (potential for cardiovascular benefit) at the end of 52 weeks of treatment (mITT population: +42% denifanstat vs. -4% placebo, p<0.001).

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A biomarker of denifanstat activity (tripalmitin) showed an early and sustained reduction in de novo lipogenesis at 4-weeks (-2.4ug/ml with denifanstat vs. -0.4ug/mL placebo, p=0.001) and 13-weeks (-2.2ug/mL with denifanstat vs. -0.1ug/mL placebo, p=0.005) in the ITT population.

In the study, the ITT definition was consistent with the FDA’s historical recommendation that patients without a second biopsy be considered treatment failures.
As in prior studies, denifanstat was generally well tolerated. No treatment-related serious adverse events (SAEs) were observed, and the majority of adverse events (AEs) were mild to moderate in nature (Grades 1 and 2). There were no Grade ≥3 treatment-related AEs and no drug-induced liver injury (DILI) signal in the study. The most common treatment-related AEs by system organ class (observed in ≥5% of patients in the study) were eye disorders, gastrointestinal disorders, and skin and subcutaneous tissue disorders. The incidence of treatment emergent adverse events (TEAEs) leading to treatment discontinuation was 19.6% in the denifanstat group compared to 5.4% in placebo.
In October 2024, the FDA granted Breakthrough Therapy designation to denifanstat for the treatment of non-cirrhotic MASH with moderate to advanced liver fibrosis (consistent with stages F2 to F3 fibrosis). Treatments that receive Breakthrough Therapy designation must target a serious or life-threatening disease and preliminary clinical evidence must indicate that the drug may demonstrate a substantial improvement over existing therapies on one or more clinically significant endpoints. Breakthrough Therapy designation of denifanstat was supported by positive data from the Phase 2b FASCINATE-2 clinical trial in biopsy-confirmed MASH patients with stage 2 or stage 3 fibrosis.
In October 2024, we completed successful end-of-Phase 2 interactions with the FDA, supporting the advancement of denifanstat into Phase 3 clinical trials in MASH, for which we are currently exploring funding alternatives.
In the second half of 2025, subject to consultation with regulatory authorities, we plan to initiate a Phase 1 clinical trial to evaluate the pharmacokinetics (PK) and tolerability of a combination of denifanstat and resmetirom with an anticipated data readout in the first half of 2026. We presented preclinical data at EASL in 2024 for two mouse models of MASH, showing that the combination of a FASN inhibitor (TVB-3664, a surrogate for denifanstat) and the thyroid hormone receptor beta (THRb) agonist, resmetirom (Rezdiffra™), had a synergistic effect on important liver disease markers, including improvement of NAS by histologic analysis and more robust improvement in hepatic collagen content compared to the single agents. Synergistic activity of the combination was demonstrated in the rate of histological improvement (NAS ≥2 points), which was 33% for FASN inhibitor monotherapy, 25% for resmetirom monotherapy, and 80% for the combination of the two, a level of improvement that greatly exceeds a simple addition of the activity of the two drugs. Given that resmetirom is currently the only product approved for treatment of MASH, the planned Phase 1 clinical PK trial would allow us to explore the compatibility of resmetirom and denifanstat in humans. We anticipate building on the outcome of this Phase 1 clinical PK trial, if positive, to develop a combination product for MASH patients.
In addition to MASH, we are exploring our FASN inhibitors in acne, in which dysregulation of fatty acid metabolism also plays a key role. In a press release on June 3, 2025, our license partner, Ascletis BioScience Co. Ltd. (Ascletis), a subsidiary of Ascletis Pharma Inc. (Ascletis Pharma) announced that denifanstat met all primary and secondary endpoints in its Phase 3 trial in moderate to severe acne vulgaris, in China. The Phase 3 clinical trial was a randomized, double-blind, placebo-controlled, multicenter clinical trial in China to evaluate the safety and efficacy of denifanstat for the treatment of patients with moderate to severe acne. The 480 enrolled patients were randomized 1:1 to receive denifanstat 50mg or placebo, once daily for 12 weeks.
In its June 3, 2025 press release, Ascletis reported the following efficacy data from the Phase 3 trial of denifanstat in moderate to severe acne vulgaris:
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All primary endpoints were met, including:

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the percentage of treatment success (defined as an Investigator’s Global Assessment (IGA) score of 0 (clear) or 1 (almost clear) with at least a 2-point decrease from baseline) (denifanstat 33.2% vs. placebo 14.6%, p<0.0001).

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the percentage change in total lesion count (denifanstat -57.4% vs. placebo -35.4%, p<0.0001).

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the percentage change in inflammatory lesion count (denifanstat -63.5% vs. placebo -43.2%, p<0.0001).

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The secondary endpoint of change in non-inflammatory lesion count was also met (denifanstat -51.9% vs. placebo -28.9%, p<0.0001).

In its June 3, 2025 press release, Ascletis reported that denifanstat was generally well-tolerated. Following 12 weeks of once-daily oral administration at 50 mg, the incidence rates of treatment-emergent adverse events (TEAE) were comparable between denifanstat and placebo. No incidence rate of TEAEs in any category exceeded 10%.
Ascletis indicated in its June 3, 2025 press release that it plans to submit denifanstat for approval to the China National Medical Products Administration for the treatment of moderate to severe acne.
In March 2025, we announced the clearance of our Investigational New Drug (IND) application for a first-in-human Phase 1 clinical trial of our second FASN inhibitor, TVB-3567. TVB-3567 is a potent and selective small molecule FASN inhibitor, planned to enter clinical development for the treatment of acne. In June 2025, we initiated a first-in-human Phase 1 clinical trial of TVB-3567 for development of an acne indication. The Phase 1 clinical trial is a randomized double-blind placebo-controlled trial designed to evaluate the safety, tolerability, pharmacokinetics and pharmacodynamics of TVB-3567 in healthy participants with or without acne. The trial is comprised of several parts, including single ascending dose cohorts and multiple ascending dose cohorts in participants without acne, followed by testing in participants with acne including evaluation of pharmacodynamic biomarkers.
We are also exploring the use of our FASN inhibitors in select forms of cancer. Denifanstat is currently being tested in China by Ascletis in a Phase 3 clinical trial in recurrent glioblastoma multiforme (GBM) in combination with bevacizumab.
Corporate Information
We were incorporated in Delaware in December 2006 under the name 3-V Biosciences, Inc., and changed our name to Sagimet Biosciences Inc. in August 2019. Our principal executive offices are located at 155 Bovet Road, Suite 303, San Mateo, California 94402, and our telephone number is (650) 561-8600.
Our website address is www.sagimet.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement and the inclusion of our website address in this prospectus supplement is only an inactive textual reference.

Implications of Being an Emerging Growth Company and Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:
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Being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our periodic reports and registration statements.

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Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes- Oxley Act of 2002, as amended (the Sarbanes-Oxley Act).

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Reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements.

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Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until December 31, 2028, which is the last day of our fiscal year following the fifth anniversary of the date of our initial public offering (IPO). However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” which occurs when the market value of our Series A common stock and Series B common stock that is held by non-affiliates exceeds $700 million, our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. We have elected to take advantage of these reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result of these elections, the information that we provide to our stockholders may be different than you might receive from other public reporting companies.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay adopting new or revised accounting standards until such time as those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and as a result, we will not be subject to the same new or revised accounting standards as other public companies that comply with the public company effective dates.
We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

THE OFFERING
Series A common stock offered by us
Shares of our Series A common stock having an aggregate offering price of up to $75,000,000.
Series A common stock to be outstanding after this offering
Up to 38,503,764 shares, assuming sales of 7,828,810 shares of our Series A common stock in this offering at an offering price of $9.58 per share, which was the last reported sale price of our Series A common stock on the Nasdaq Global Market on August 13, 2025. The actual number of shares issued will vary depending on the sales price under this offering.
Series B common stock to be outstanding after this offering
1,520,490 shares.
Total Series A and Series B common stock to be outstanding after this offering
40,024,254 shares.
Plan of Distribution
“At the market offering” that may be made from time to time through our sales agent, Leerink Partners. See “Plan of Distribution” on page S-16 of this prospectus supplement.
Use of Proceeds
We intend to use the net proceeds from this offering to advance the development of our drug candidates in various indications, including but not limited to, MASH and acne, and for working capital and general corporate purposes, including research and development expenses. See “Use of Proceeds” on page S-13 of this prospectus supplement.
Risk Factors
Investing in our Series A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider before investing in our common stock.
Nasdaq Global Market symbol
“SGMT”
The number of shares of our Series A common stock and Series B common stock to be outstanding after this offering is based on 30,674,954 shares of Series A common stock and 1,520,490 shares of Series B common stock outstanding as of June 30, 2025 and excludes:
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5,738,868 shares of Series A common stock issuable upon exercise of outstanding options under our 2007 Equity Incentive Plan (2007 Plan), our 2017 Equity Incentive Plan (2017 Plan), our 2023 Stock Option and Incentive Plan (2023 Plan) and our established pool of shares of Series A common stock from which grants of stock-based compensation awards may be issued as inducement for new employees to accept employment offers from us (the Inducement Pool) as of June 30, 2025, with a weighted-average exercise price of $6.19 per share;

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1,098,399 shares of our Series A common stock issuable upon the vesting and settlement of restricted stock units outstanding as of June 30, 2025;

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1,426,290 shares of Series A common stock reserved for future issuance as of June 30, 2025 under our 2023 Plan, as well as any future automatic annual increases in the number of shares of Series A common stock reserved for issuance under the 2023 Plan and any shares underlying outstanding stock awards granted under the 2007 Plan or the 2017 Plan that expire or are repurchased, forfeited, cancelled or withheld;

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404,017 shares of Series A common stock reserved for future issuance as of June 30, 2025 under our Inducement Pool;

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644,748 shares of Series A common stock reserved for issuance as of June 30, 2025 under our 2023 Employee Stock Purchase Plan (ESPP), and any future automatic annual increases in the number of shares of Series A common stock reserved for future issuance under the ESPP; and

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1,000 shares of Series A common stock issuable upon exercise of an outstanding warrant to purchase 1,000 shares of Series A common stock as of June 30, 2025, with an exercise price of $69.94 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or the warrant described above.

RISK FACTORS
An investment in our Series A common stock involves a high degree of risk. Before deciding whether to invest in our Series A common stock, you should carefully consider the risks described below and those discussed under the Section captioned “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference herein, together with other information in this prospectus supplement, the documents incorporated by reference herein, and any free writing prospectus that we may authorize for use in connection with a specific offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our Series A common stock to decline, resulting in a loss of all or part of your investment.
Risks Related to This Offering
Management will have broad discretion over the use of the proceeds from this offering, and may not use the proceeds effectively.
Management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not ultimately improve our financial condition or market value. Pending use, we may invest any net proceeds from this offering in a manner that does not produce income or loses value. Please see the section entitled “Use of Proceeds” on page S-13 of this prospectus supplement for further information.
You may experience immediate and substantial dilution in the net tangible book value per share of the Series A common stock you purchase.
The shares sold in this offering will be sold from time to time at various prices. Because the price per share of our Series A common stock being offered is substantially higher than the book value per share of our Series A common stock, you will suffer substantial dilution in the net tangible book value of the Series A common stock you purchase in this offering. After giving effect to the assumed sale of shares of our Series A common stock in the aggregate amount of $75,000,000 at an assumed public offering price of $9.58 per share, the last reported sale price of our Series A common stock on the Nasdaq Global Market on August 13, 2025, our as adjusted net tangible book value as of June 30, 2025 would have been $202.5 million, or $5.06 per share. This would represent an immediate increase in net tangible book value of $1.02 per share to our existing stockholders and an immediate decrease in as adjusted net tangible book value of $4.52 per share to purchasers of our Series A common stock in this offering. Please see the section entitled “Dilution” on page S-14 of this prospectus supplement.
Issuances of shares of Series A common stock, including upon the settlement of restricted stock units, or securities convertible into or exercisable for shares of Series A common stock following this offering, as well as the exercise of options, will dilute your ownership interests and may adversely affect the future market price of our Series A common stock.
We will need additional capital to fund the development of our product candidates. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted. In addition, as of June 30, 2025, there were options to purchase 5,738,868 shares of our Series A common stock outstanding at a weighted average exercise price of $6.19 and 1,098,399 shares of our Series A common stock issuable upon the vesting and settlement of restricted stock units outstanding. If these securities are exercised or settled, you may incur dilution. Moreover, to the extent that we issue additional restricted stock units or options to purchase, or securities convertible into or exchangeable for, shares of our Series A common stock in the future and those restricted stock units, options or other securities are settled, exercised, converted or exchanged, stockholders may experience dilution.
A substantial number of shares may be sold in the market following this offering, which may depress the market price for our Series A common stock.
Sales of a substantial number of shares of our Series A common stock in the public market following this offering could cause the market price of our Series A common stock to decline. A substantial majority of the outstanding shares of our Series A common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. In addition, we have also registered shares of Series A common stock that we may issue under our equity incentive plans. As a result, these shares can be freely sold in the public market upon issuance, subject to restrictions under securities laws.
It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the Sales Agreement and compliance with applicable laws, we have the discretion to deliver a placement notice to Leerink Partners at any time throughout the term of the Sales Agreement. The number of shares that are sold through Leerink Partners after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Series A common stock during the term of the Sales Agreement, the limits we set with Leerink Partners in any applicable placement notice, and the demand for our Series A common stock during the term of the Sales Agreement. Because the price per share of each share sold will fluctuate during the term of the Sales Agreement, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with the sales of shares of Series A common stock offered under this prospectus supplement.
The market price and trading volume of our stock may be volatile.
Our stock price has been and is likely to continue to be volatile. As a result of this volatility, investors in this offering may not be able to sell their Series A common stock at or above the public offering price. The market price for our Series A common stock may be influenced by various factors, many of which are beyond our control. Some of the factors that may cause the market price of our Series A common stock to fluctuate include:
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our ability to advance denifanstat, TVB-3567 or potential future drug candidates;

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results of preclinical studies and clinical trials of denifanstat, TVB-3567 or potential future drug candidates, or those of our competitors or potential collaborative partners;

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regulatory or legal developments in the United States and other countries, especially changes in laws or regulations applicable to our drug candidates;

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the success of competitive products;

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introductions and announcements of new products by us, our future commercialization partners, or our competitors, and the timing of these introductions or announcements;

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actions taken by regulatory authorities with respect to our drug candidates, potential products, clinical trials, manufacturing process or sales and marketing terms;

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actual or anticipated variations in our financial results or those of companies that are perceived to be similar to us;

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the success of our efforts to acquire or in-license additional technologies, products or drug candidates;

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developments concerning any future collaborations, including, but not limited to, those with our sources of manufacturing supply and our commercialization partners;

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market conditions in the biopharmaceutical and biotechnology sectors;

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manufacturing, supply or distribution delays or shortages;

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announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, financing efforts or capital commitments;

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developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;

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our ability or inability to raise additional capital and the terms on which we raise it;

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the recruitment or departure of key personnel;

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changes in the structure of healthcare payment systems;

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actual or anticipated changes in earnings estimates or changes in securities analyst recommendations regarding our Series A common stock, other comparable companies or our industry generally;

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our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

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fluctuations in the valuation of companies perceived by investors to be comparable to us;

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speculation in the press or investment community;

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trading volume of our Series A common stock;

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sales of our Series A common stock by us or our stockholders;

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changes in accounting principles;

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macroeconomic conditions, including volatility in the credit and financial markets, inflationary pressures;

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terrorist acts, acts of war or periods of widespread civil unrest;

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natural disasters, including earthquakes, and other calamities; and

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general economic, industry and market conditions.

In addition, the stock markets in general, and the markets for pharmaceutical, biopharmaceutical and biotechnology stocks in particular, have experienced extreme volatility that has been often unrelated to the operating performance of the issuer. These broad market and industry factors may seriously harm the market price of our Series A common stock, regardless of our operating performance.
In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management’s attention and resources, which could significantly impact our profitability and reputation.
The common stock offered hereby will be sold in “at-the-market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. In addition, subject to any restrictions we may place in any applicable placement notice delivered to Leerink Partners, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
We do not currently intend to pay dividends on our Series A common stock, and, consequently, investors’ ability to achieve a return on their investment will depend on appreciation in the price of our Series A common stock.
We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our Series A common stock will be our stockholders’ sole source of gain for the foreseeable future. There is no guarantee that our Series A common stock will appreciate or even maintain the price at which investors have purchased it.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends” or “anticipates” or the negative thereof or comparable terminology, although not all forward-looking statements contain these identifying words. Forward-looking statements include, but are not limited to, statements concerning:
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our financial performance;

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our ability to obtain additional cash and the sufficiency of our existing cash, cash equivalents and marketable securities to fund our future operating expenses and capital expenditure requirements;

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the accuracy of our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

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the scope, progress, results and costs of developing denifanstat, TVB-3567 or any other drug candidates we may develop, and conducting preclinical studies and clinical trials;

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our ability to advance drug candidates into, and successfully complete, clinical trials within anticipated timelines;

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the timing and costs involved in obtaining and maintaining regulatory approval of denifanstat, TVB-3567 or any other drug candidates we may develop, and the timing or likelihood of regulatory filings and approvals, including our expectation to seek special designations or accelerated approvals for our drug candidates for various indications;

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current and future agreements with third parties in connection with the development and commercialization of denifanstat, TVB-3567 or any other future drug candidate;

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our estimate of the number of patients in the United States who suffer from the diseases we target and the number of subjects that will enroll in our clinical trials;

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our relationship with Ascletis, and its affiliate Gannex Pharma Co., Ltd. (Gannex), and the success of their development efforts for denifanstat;

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the ability of our clinical trials to demonstrate the safety and efficacy of denifanstat, TVB-3567 and any other drug candidates we may develop;

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our plans relating to commercializing denifanstat, TVB-3567 and any other drug candidates we may develop, if approved, including the geographic areas of focus and our ability to grow a sales team;

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the success of competing therapies that are or may become available;

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developments relating to our competitors and our industry, including competing drug candidates and therapies;

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our plans relating to the further development and manufacturing of denifanstat, TVB-3567 and any other drug candidates we may develop, including additional indications that we may pursue for denifanstat, TVB-3567 or other drug candidates;

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our ability to obtain sufficient funding or enter into a strategic collaboration to initiate Phase 3 clinical trials for denifanstat in MASH;

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existing regulations and regulatory developments in the United States and other jurisdictions;

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our potential and ability to successfully manufacture and supply denifanstat, TVB-3567 and any other drug candidates we may develop for clinical trials and for commercial use, if approved;

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the rate and degree of market acceptance of denifanstat, TVB-3567 and any other drug candidates we may develop, as well as the pricing and reimbursement of denifanstat, TVB-3567 and any other drug candidates we may develop, if approved;

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our expectations regarding our ability to obtain, maintain, protect and enforce intellectual property protection for denifanstat, TVB-3567 and for any other future drug candidate;

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our ability to realize the anticipated benefits of any strategic transactions;

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our ability to attract and retain the continued service of our key personnel and to identify, hire, and then retain additional qualified personnel and our ability to attract additional collaborators with development, regulatory and commercialization expertise;

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the impact of macroeconomic conditions and geopolitical turmoil on our business and operations;

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our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act;

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our anticipated use of our existing cash, cash equivalents and marketable securities; and

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our expected use of proceeds from this offering.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS
We may issue and sell shares of our Series A common stock having aggregate sales proceeds of up to $75,000,000 from time to time. Because there is no minimum offering amount required in this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with Leerink Partners as a source of financing.
We intend to use the net proceeds from the sale of the Series A common stock offered by us hereunder, if any, to advance the development of our drug candidates in various indications, including but not limited to, MASH and acne, and for working capital and general corporate purposes, including research and development expenses. The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We do not currently have specific plans or commitments with respect to the net proceeds from this offering and, accordingly, we are unable to quantify the allocations of such proceeds among the various potential uses. We will have broad discretion in the way we use the net proceeds of this offering. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in a variety of capital preservation investments, including short-term, interest-bearing investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government or U.S. government agencies.

DILUTION
If you invest in our Series A common stock in this offering, your ownership interest may be diluted immediately to the extent of the difference between the public offering price per share of our Series A common stock and the as adjusted net tangible book value per share of our Series A common stock after this offering. As of June 30, 2025, our net tangible book value was $130.0 million, or $4.04 per share. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares outstanding.
After giving effect to the assumed sale of shares of our Series A common stock in the aggregate amount of $75,000,000 in this offering at an assumed offering price of $9.58 per share, the last reported sale price of our Series A common stock on the Nasdaq Global Market on August 13, 2025, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been $202.5 million, or $5.06 per share. This amount would represent an immediate increase in net tangible book value of $1.02 per share to existing stockholders and an immediate decrease in net tangible book value of $4.52 per share to new investors purchasing Series A common stock in this offering. We determine increase by subtracting the assumed as adjusted net tangible book value per share after this offering from the assumed price per share paid by an investor in this offering.
The following table illustrates this calculation on a per share basis:
Assumed public offering price per share		$9.58
Net tangible book value per share as of June 30, 2025	$4.04
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	$1.02
As adjusted net tangible book value per share as of June 30, 2025 after giving effect to this offering		$5.06
Dilution per share to new investors in this offering		$4.52
The table above assumes, for illustrative purposes, that an aggregate of 7,828,810 shares of our Series A common stock are sold at a price of $9.58 per share, the last reported sale price of our Series A common stock on the Nasdaq Global Market on August 13, 2025, for aggregate gross proceeds of $75,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. Therefore, while this illustration reflects dilution to investors purchasing shares in this offering, depending on the price at which shares are sold in this offering, investors purchasing shares in this offering may experience accretion. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $9.58 per share shown in the table above, assuming all of our Series A common stock in the aggregate amount of $75,000,000 is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $5.16 per share and would result in an increase in the dilution in net tangible book value per share to new investors in this offering of $0.90 per share to $5.42 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $9.58 per share shown in the table above, assuming all of our Series A common stock in the aggregate amount of $75,000,000 is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $4.95 per share and would result in a decrease in the dilution in net tangible book value per share to new investors in this offering of $0.89 per share to $3.63 per share, after deducting commissions and estimated offering expenses payable by us.
The foregoing table and calculations are based on 30,674,954 shares of Series A common stock and 1,520,490 shares of Series B common stock outstanding as of June 30, 2025 and excludes:
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5,738,868 shares of Series A common stock issuable upon exercise of outstanding options under the 2007 Plan, the 2017 Plan, the 2023 Plan and the Inducement Pool as of June 30, 2025, with a weighted-average exercise price of $6.19 per share;

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1,098,399 shares of our Series A common stock issuable upon the vesting and settlement of restricted stock units outstanding as of June 30, 2025;

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1,426,290 shares of Series A common stock reserved for future issuance as of June 30, 2025 under our 2023 Plan, as well as any future automatic annual increases in the number of shares of Series A common stock reserved for issuance under the 2023 Plan and any shares underlying outstanding stock awards granted under the 2007 Plan or the 2017 Plan that expire or are repurchased, forfeited, cancelled or withheld;

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404,017 shares of Series A common stock reserved for future issuance as of June 30, 2025 under our Inducement Pool;

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644,748 shares of Series A common stock reserved for issuance as of June 30, 2025 under the ESPP, and any future automatic annual increases in the number of shares of Series A common stock reserved for future issuance under the ESPP; and

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1,000 shares of Series A common stock issuable upon exercise of an outstanding warrant to purchase 1,000 shares of Series A common stock as of June 30, 2025, with an exercise price of $69.94 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or the warrant described above.

PLAN OF DISTRIBUTION
We have entered into a Sales Agreement with Leerink Partners, under which we may issue and sell from time to time shares of our Series A common stock. Pursuant to this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $75,000,000. Sales of our Series A common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the Nasdaq Global Market or any other existing trading market for our Series A common stock. The Sales Agreement will be filed with the SEC as an exhibit to a Current Report on Form 8-K and is incorporated by reference in this prospectus supplement. The below description of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions.
Leerink Partners will offer shares of our Series A common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Leerink Partners. We will designate the maximum amount of Series A common stock to be sold through Leerink Partners on a daily basis or otherwise determine such maximum amount together with Leerink Partners. Subject to the terms and conditions of the Sales Agreement, Leerink Partners will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Market to sell on our behalf all of the shares of Series A common stock requested to be sold by us. We may instruct Leerink Partners not to sell shares of our Series A common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Leerink Partners or we may suspend the offering of our Series A common stock being made through Leerink Partners under the Sales Agreement upon proper notice to the other party. Leerink Partners and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time. The offering of our Series A common stock pursuant to the Sales Agreement will otherwise terminate upon the termination of the Sales Agreement as provided therein.
The compensation payable to Leerink Partners as sales agent will be up to 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse Leerink Partners up to $100,000 of Leerink Partners’ actual outside legal expenses incurred by Leerink Partners in connection with executing the Sales Agreement, plus certain ongoing outside legal expenses and for certain other expenses, including Leerink Partners’ FINRA counsel fees in an amount up to $30,000 for annual deliverables and $20,000 for quarterly deliverables. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed sales compensation to Leerink Partners in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Leerink Partners under the Sales Agreement, will be approximately $245,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Series A common stock.
Leerink Partners will provide written confirmation to us following the close of trading on the Nasdaq Global Market on each day in which our Series A common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of Series A common stock sold through it as sales agent on that day and the net proceeds to us.
We will report at least quarterly the number of shares of Series A common stock sold through Leerink Partners under the Sales Agreement and the net proceeds to us in connection with the sales of Series A common stock during the relevant period.
Settlement for sales of Series A common stock will occur on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of shares of our Series A common stock on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Leerink Partners will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Leerink Partners against certain liabilities, including liabilities under the Securities Act. As sales agent, Leerink Partners will not engage in any transactions that stabilize our Series A common stock.
Our Series A common stock is listed on the Nasdaq Global Market and trades under the symbol “SGMT.” The transfer agent of our Series A common stock is Equiniti Trust Company, LLC.
Leerink Partners and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS
The validity of the shares of our Series A common stock being offered in this prospectus supplement will be passed upon for us by Goodwin Procter LLP, Philadelphia, Pennsylvania. Leerink Partners LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS
The financial statements of Sagimet Biosciences Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement by reference to Sagimet Biosciences Inc.’s annual report on Form 10-K for the year ended December 31, 2024, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement and the accompanying prospectus form a part. For further information about us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
We are currently subject to the reporting requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov and in the “Investors & Media” section of our website at www.sagimet.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this document. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and (2) after the date of this prospectus supplement and prior to the termination of this offering. Such information will automatically update and supersede the information contained in this prospectus supplement and the documents listed below; provided, however, that we are not, unless specifically indicated, incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K, whether listed below or filed in the future, or related exhibits furnished pursuant to Item 9.01 of Form 8-K:
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Our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 12, 2025;

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Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 8, 2025 and for the quarter ended June 30, 2025 filed with the SEC on August 13, 2025;

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2025;

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Our Current Reports on Form 8-K filed with the SEC on January 2, 2025, February 14, 2025, March 11, 2025, March 12, 2025, April 30, 2025, May 8, 2025, and June 10, 2025 (in each case other than any portions thereof deemed furnished and not filed); and

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The description of our Series A common stock contained in our registration statement on Form 8-A (File No. 001-41742) filed with the SEC on July 11, 2023, under the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

A statement contained in a document incorporated by reference into this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, or in any other subsequently filed document which is also incorporated in this prospectus supplement and the accompanying prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them in writing or by telephone at:
Sagimet Biosciences Inc.
155 Bovet Road, Suite 303
San Mateo, California 94402
(650) 561-8600
Attention: General Counsel
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS
$300,000,000
Series A Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Subscription Rights

We may offer and sell up to $300,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
We are an emerging growth company and a smaller reporting company as defined under federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our Series A common stock is listed on the Nasdaq Global Market under the symbol “SGMT.” On August 14, 2024, the last reported sale price of our Series A common stock on the Nasdaq Global Market was $2.47 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 26, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the SEC) using a “shelf” registration process. By using a shelf registration statement, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $300,000,000 of any combination of the securities described in this prospectus.
This prospectus provides you only with a general description of the securities that we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.
When we refer to “Sagimet,” “Sagimet Biosciences,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Sagimet Biosciences Inc. unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
This prospectus contains or incorporates by reference documents that contain references to trademarks, service marks and trade names owned by us or other entities. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus may appear without the ® and ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 filed with the SEC under the Securities Act of 1933, as amended (the Securities Act), and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.
We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov and in the “Investors” section of our website at www.sagimet.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:
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Our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 25, 2024;

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Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 15, 2024 and for the quarter ended June 30, 2024 filed with the SEC on August 14, 2024;

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2024;

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Our Current Reports on Form 8-K filed with the SEC on January 22, 2024; January 30, 2024; February 2, 2024; March 25, 2024; May 6, 2024; June 6, 2024, as amended on June 13, 2024; July 2, 2024; August 1, 2024 and August 14, 2024 (in each case other than any portions thereof deemed furnished and not filed); and

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The description of our Series A common stock contained in our registration statement on Form 8-A (File No. 001-41742) filed with the SEC on July 11, 2023, under the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents by writing or telephoning us at the following address or phone number below. You may also access this information on our website at www.sagimet.com by viewing the “Financials & Filings” subsection of the “Investors” menu. No additional information is deemed to be part of or incorporated by reference into this prospectus.
Sagimet Biosciences Inc.
155 Bovet Road, Suite 303
San Mateo, California 94402
(650) 561-8600
Attention: General Counsel

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement and the documents incorporated by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about us. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends” or “anticipates” or the negative thereof or comparable terminology, although not all forward-looking statements contain these identifying words. Forward-looking statements include, but are not limited to, statements concerning:
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our financial performance;

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our ability to obtain additional cash and the sufficiency of our existing cash, cash equivalents and marketable securities to fund our future operating expenses and capital expenditure requirements;

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the accuracy of our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

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the scope, progress, results and costs of developing denifanstat or any other drug candidates we may develop, and conducting preclinical studies and clinical trials;

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our ability to advance drug candidates into and successfully complete clinical trials within anticipated timelines, including our Phase 3 clinical trials of denifanstat;

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the timing and costs involved in obtaining and maintaining regulatory approval of denifanstat or any other drug candidates we may develop, and the timing or likelihood of regulatory filings and approvals, including our expectation to seek special designations or accelerated approvals for our drug candidates for various indications;

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current and future agreements with third parties in connection with the development and commercialization of denifanstat or any other future drug candidate;

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our estimated number of patients in the United States who suffer from the diseases we target, including metabolic dysfunction-associated steatohepatitis (MASH), formerly known as nonalcoholic steatohepatitis (NASH), and the number of subjects that will enroll in our clinical trials;

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our relationship with Ascletis BioScience Co. Ltd. (Ascletis), and its affiliate Gannex Pharma Co., Ltd. (Gannex), and the success of their development efforts for denifanstat;

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the ability of our clinical trials to demonstrate the safety and efficacy of denifanstat and any other drug candidates we may develop, and other positive results;

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our plans relating to commercializing denifanstat and any other drug candidates we may develop, if approved, including the geographic areas of focus and our ability to grow a sales team;

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the success of competing therapies that are or may become available;

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developments relating to our competitors and our industry, including competing drug candidates and therapies;

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our plans relating to the further development and manufacturing of denifanstat and any other drug candidates we may develop, including additional indications that we may pursue for denifanstat or other drug candidates;

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existing regulations and regulatory developments in the United States and other jurisdictions;

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our potential and ability to successfully manufacture and supply denifanstat and any other drug candidates we may develop for clinical trials and for commercial use, if approved;

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the rate and degree of market acceptance of denifanstat and any other drug candidates we may develop, as well as the pricing and reimbursement of denifanstat and any other drug candidates we may develop, if approved;

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our expectations regarding our ability to obtain, maintain, protect and enforce intellectual property protection for denifanstat and for any other future drug candidate;

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our ability to realize the anticipated benefits of any strategic transactions;

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our ability to attract and retain the continued service of our key personnel and to identify, hire, and then retain additional qualified personnel and our ability to attract additional collaborators with development, regulatory and commercialization expertise;

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the impact of macroeconomic conditions and geopolitical turmoil on our business and operations;

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our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act;

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our anticipated use of our existing cash, cash equivalents and marketable securities; and

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our use of cash and other resources, including our expected use of the proceeds from any offering under this prospectus.

You should read this prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
You should assume that the information appearing in this prospectus, any accompanying prospectus supplement or related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Unless required by law, we undertake no obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

ABOUT THE COMPANY
Overview
We are a clinical-stage biopharmaceutical company developing novel therapeutics called fatty acid synthase (FASN) inhibitors that target dysfunctional metabolic pathways in diseases resulting from the overproduction of the fatty acid, palmitate. Our lead drug candidate, denifanstat, is an oral, once-daily pill and selective FASN inhibitor in development for the treatment of metabolic dysfunction-associated steatohepatitis (MASH), formerly known as nonalcoholic steatohepatitis (NASH). Denifanstat has been studied in over 740 people to date in our clinical trials, including our FASCINATE-1 and -2 clinical trials. We are currently designing pivotal Phase 3 clinical trials for denifanstat in MASH and expect to initiate our Phase 3 development program in the second half of 2024.
In January 2024, we announced positive topline results from the Phase 2b FASCINATE-2 clinical trial, evaluating denifanstat in biopsy-confirmed MASH patients with stage F2 or F3 fibrosis compared to placebo at week 52. The FASCINATE-2 Phase 2b clinical trial achieved statistically significant results on primary and multiple secondary endpoints at week 52 in 168 MASH patients, in the modified intention to treat (mITT) population, including:
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The primary endpoints of ≥2-point reduction in NAS (NAFLD Activity Score) without worsening of fibrosis (denifanstat 52% vs. placebo 20%, p=0.0003), and MASH resolution without worsening of fibrosis with ≥2-point reduction in NAS (denifanstat 36% vs. placebo 13%, p=0.0044).

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Multiple secondary endpoints of fibrosis improvement by ≥ 1 stage with no worsening of MASH (denifanstat 41% vs. placebo 18%, p=0.0051), MASH resolution with no worsening of fibrosis (denifanstat 38% vs. placebo 16%, p=0.0021), and a greater proportion of MRI-derived proton density fat fraction (MRI-PDFF) ≥30% responders relative to placebo (denifanstat 65% vs. placebo 21%, p<0.0001). MRI-PDFF responders are patients with ≥8% liver fat content at baseline who achieve a ≥30% relative reduction of liver fat at the end of treatment.

Denifanstat showed also statistical significance in fibrosis improvement by an independent approach of artificial intelligence (AI) digital pathology-based qFibrosis assessment. Additionally, our precision medicine approach is core to our development strategy in MASH and includes the identification of pharmacodynamic and predictive biomarkers to confirm target engagement and clinical response in patients treated with denifanstat. We held an End-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA) in May 2024 and are currently in discussions with the FDA regarding our Phase 3 development plans for denifanstat in MASH.
In June 2024, we presented positive data from the FASCINATE-2 Phase 2b clinical trial of denifanstat versus placebo in biopsy-confirmed MASH patients at the European Association for the Study of the Liver (EASL) Congress. Our EASL presentation included the following 52-week intention to treat (ITT), mITT and F3 subgroup efficacy data:
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The primary endpoint of ≥2-point reduction in NAS (NAFLD Activity Score) without worsening of fibrosis (denifanstat 38% vs. placebo 16%, p=0.0035) or MASH resolution with ≥2-point reduction in NAS without worsening of fibrosis (denifanstat 26% vs. placebo 11%, p=0.0173) in the ITT population.

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Secondary endpoints of fibrosis improvement by ≥ 1 stage with no worsening of MASH in the ITT (denifanstat 30% vs. placebo 14%, p=0.0199) and F3 mITT (denifanstat 49% vs. placebo 13%, p=0.0032) populations.

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Fibrosis improvement by ≥ 2 stages with no worsening of MASH in the mITT (denifanstat 20% vs. placebo 2%, p=0.0065) and F3 mITT (denifanstat 34% vs. placebo 4%, p=0.0065) populations.

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A statistically significant difference in progression to cirrhosis (F4) in the mITT population (denifanstat 5% vs. placebo 11%, p=0.0386).

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A statistically significant difference in fibrosis improvement by ≥ 1 stage with no worsening of MASH for patients on a stable background dose of a GLP-1RA (denifanstat 42% vs. placebo 0%, p=0.034) in the mITT population.

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A statistically significant increase in beneficial polyunsaturated triglycerides at the end of 52 week of treatment (+42% denifanstat vs. -4% placebo, p<0.001) in the mITT population.

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A biomarker of denifanstat activity (tripalmitin) showed an early and sustained reduction in de novo lipogenesis at 4-weeks (-2.4ug/ml with denifanstat vs. -0.4ug/mL placebo, p=0.001) and 13-weeks (-2.2ug/mL with denifanstat vs. -0.1ug/mL placebo, p=0.005) in the ITT population.

We are also evaluating the promise of FASN inhibition, beyond MASH, in additional disease areas in which dysregulation of fatty acid metabolism also plays a key role, including in acne and certain forms of cancer. Denifanstat is currently being tested in China by our license partner, Ascletis BioScience Co. Ltd. (Ascletis), a subsidiary of Ascletis Pharma Inc. (Ascletis Pharma), in a Phase 3 clinical trial for moderate to severe acne vulgaris, and a Phase 3 clinical trial in recurrent glioblastoma multiforme (GBM) in combination with bevacizumab. We expect these results to inform our development strategy in these indications. We have completed Investigational New Drug (IND)-enabling studies for a second clinical candidate FASN inhibitor, TVB-3567.
Corporate Information
We were incorporated in Delaware in December 2006 under the name 3-V Biosciences, Inc., and changed our name to Sagimet Biosciences Inc. in August 2019. Our principal executive offices are located at 155 Bovet Road, Suite 303, San Mateo, California 94402, and our telephone number is (650) 561-8600.
Our website address is www.sagimet.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus and the inclusion of our website address in this prospectus is only an inactive textual reference.
Implications of Being an Emerging Growth Company and Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:
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Being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus.

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Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the Sarbanes-Oxley Act).

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Reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements.

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Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until December 31, 2028, which is the last day of our fiscal year following the fifth anniversary of the date of our initial public offering (IPO). However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” which occurs when the market value of our Series A common stock and Series B common stock that is held by non-affiliates exceeds $700 million, our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. We have elected to take advantage of these reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result of these elections, the information that we provide to our stockholders may be different than you might receive from other public reporting companies.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay adopting new or revised accounting standards until such time as those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and as a result, we will not be subject to the same new or revised accounting standards as other public companies that comply with the public company effective dates.
We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors included in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently believe are immaterial, may also adversely affect our business, operating results and financial condition and the value of an investment in our securities. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Eleventh Amended and Restated Certificate of Incorporation (our certificate of incorporation) and our second amended and restated bylaws (our bylaws), each of which has been publicly filed with the SEC. See “Where You Can Find More Information.” For a complete description, you should refer to our certificate of incorporation and our bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
General
Authorized Capital Stock.   Our authorized capital stock consists of (i) 500,000,000 shares of Series A common stock, par value $0.0001 per share, (ii) 15,000,000 shares of Series B common stock, par value $0.0001 per share and (iii) 10,000,000 shares of undesignated preferred stock, par value $0.0001 per share. As of August 14, 2024, there were 30,674,855 shares of Series A common stock outstanding, 1,520,490 shares of Series B common stock outstanding and no shares of preferred stock outstanding.
Series A Common Stock and Series B Common Stock
Voting Rights.   The holders of our Series A common stock are entitled to one vote per share of Series A common stock on all matters submitted to a vote of the stockholders. Holders of our Series B common stock are not entitled to any votes per share of Series B common stock, including for the election of directors. Our Series A common stock and Series B common stock do not have cumulative voting rights.
Dividends.   Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock.
Liquidation and Dissolution.   In the event of our liquidation or dissolution, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of all debts and other liabilities and subject to the prior rights of any of our outstanding preferred stock.
Other Rights.   Holders of our common stock have no preemptive, subscription, redemption or conversion rights or sinking fund provisions, except that holders of our Series B common stock have the right to convert each share of our Series B common stock into one share of Series A common stock at such holder’s election, provided that as a result of such conversion, such holder would not beneficially own in excess of 4.99% of any series of our securities registered under the Exchange Act, except as expressly provided for in our certificate of incorporation. However, this ownership limitation may be increased or decreased to any other percentage designated by such holder of Series B common stock upon 61 days’ notice to us. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
Exchange Listing.   Our Series A common stock is listed on The Nasdaq Global Market under the symbol “SGMT.”
Transfer Agent and Registrar.   The transfer agent and registrar for our Series A common stock and Series B common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219.
Preferred Stock
Under our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

The issuance of preferred stock with voting or conversion rights could adversely affect the voting power or other rights of the holders of the Series A common stock or the Series B common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our Series A common stock and Series B common stock and may adversely affect the market price of the Series A common stock and the voting and other rights of the holders of Series A common stock and Series B common stock. We have no current plans to issue any shares of preferred stock.
Anti-Takeover Provisions
The provisions of Delaware law, our certificate of incorporation and our bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Section 203 of the Delaware General Corporation Law.   We are subject to Section 203 of the Delaware General Corporation Law (DGCL) which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset, or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our Series A common stock.
Certificate of Incorporation and Bylaws
Classified Board; Election and Removal of Directors.   Our certificate of incorporation provides that our board of directors is divided into three classes, with each class serving staggered three-year terms. Our board of directors has the exclusive right to expand the size of our board of directors and to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director.
Stockholder Action; Special Meeting of Stockholders.   Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. A special meeting of stockholders may be called by a majority of our board of directors. Our bylaws have established an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors.
Undesignated Preferred Stock.   As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.
Choice of Forum.   Our bylaws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of, or a claim based on, a breach of a fiduciary duty owed by any of our current or former directors, officers or other employees or stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws (including the interpretation, validity or enforceability thereof) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine.
However, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Consequently, this choice of forum provision does not apply to claims or causes of action brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction or the Securities Act. Moreover, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
In addition, our bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.
While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Additionally, our bylaws provide that any person or entity holding, owning or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the Depositary), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.   Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a successor person) unless:
•
we are the surviving corporation or the successor person (if other than Sagimet) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•
immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Sagimet and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•
certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Sagimet; and

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•
that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•
waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (covenant defeasance).

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability.
This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our Series A common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
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the number of shares of Series A common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

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the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

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the date, if any, on and after which the warrants and the related debt securities, preferred stock or Series A common stock will be separately transferable;

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the terms of any rights to redeem or call the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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United States federal income tax consequences applicable to the warrants; and

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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:
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vote, consent or receive dividends;

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receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

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exercise any rights as our stockholders.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or Series A common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Series A common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Series A common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Series A common stock or preferred stock, if any.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•
the title of the series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a discussion of certain United States federal income tax considerations applicable to the units; and

•
any other terms of the units and their constituent securities.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our Series A common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•
the price, if any, for the subscription rights;

•
the exercise price payable for our Series A common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•
the number of subscription rights to be issued to each stockholder;

•
the number and terms of our Series A common stock, preferred stock or debt securities which may be purchased per each subscription right;

•
the extent to which the subscription rights are transferable;

•
any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, global securities). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (DTC), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•
a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., (Clearstream) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (Euroclear) either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market offerings,” negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices;

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in “at-the-market offerings” (as defined in Rule 415 under the Securities Act);

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at negotiated prices; or

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through any method permitted by applicable law and described in a prospectus supplement.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any Series A common stock or preferred stock will be listed on the Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange.
To facilitate the offering of securities, and to the extent permitted by and in accordance with Regulation M under the Exchange Act, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
We may engage in “at-the-market offerings” into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
No securities may be sold under this prospectus without delivery, in paper format or in electronic format, or both, of the applicable prospectus supplement describing the method and terms of the offering.

LEGAL MATTERS
Goodwin Procter LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Sagimet Biosciences Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Sagimet Biosciences Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, incorporated by reference in this Prospectus by reference to Sagimet Biosciences Inc.’s annual report on Form 10-K for the year ended December 31, 2023, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Up to $75,000,000
Series A Common Stock
PROSPECTUS SUPPLEMENT
Leerink Partners
August 14, 2025